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EXHIBIT 10.3

                      OUTSIDE BOARD OF DIRECTORS AGREEMENT



     OUTSIDE BOARD OF DIRECTORS AGREEMENT, dated as of this 20th day of February, 1997, between VITALCOM INC., a Delaware corporation (the "Company"), and David L. Schlotterbeck ("Schlotterbeck").

                                    RECITALS:

     WHEREAS, the Company recognizes that the future growth, profitability and success of the Company's business will be materially enhanced by the participation of qualified outside board of directors members;

     WHEREAS, the Company desires Schlotterbeck's participation as an outside board member and Schlotterbeck is willing to provide such services, on the terms and conditions set forth herein;

     NOW THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     Section 1. OUTSIDE DIRECTORS' RESPONSIBILITY. Schlotterbeck agrees as an outside director of the Company to provide the appropriate oversight to the Company's business and financial condition, including attendance at regularly scheduled Board meetings and other meetings as appropriate, and will serve, if requested by the other Board members on committees of the Board of Directors.

     Section 2. TERM. Schlotterbeck shall serve as an outside director until the next regularly scheduled annual meeting or other sooner meeting at which the board of directors of the Company are elected by the Company's stockholders and each successive term for which Schlotterbeck is nominated, agrees to stand for election, and is elected by the Company's stockholders as a Company board member. Nothing in this Agreement implies that Schlotterbeck will be nominated or elected as a Board member for any successive term.

     Section 3. REMUNERATION. In recognition of the time required as a Board member, effective January 1, 1997, the Company will pay Schlotterbeck $1,000 for each board meeting attended by Schlotterbeck, excluding telephonic board meetings. The Company will reimburse Schlotterbeck for reasonable travel, living, and meal expenses incurred to attend board meetings.





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     Section 4. STOCK OPTIONS. At a regularly scheduled board of directors meeting of the Company, in the first calendar quarter of 1997, the Stock Option Committee of the board of directors will grant Schlotterbeck the option to purchase 6,000 shares of the Company's common stock, pursuant to the terms of the 1996 Director Option Plan ("Plan"), at the then fair market value on the date of grant. The Stock Option Committee of the board of directors will grant Schlotterbeck an additional option to purchase 6,000 shares of the Company's common stock, at the then fair market value on the date of grant, at the first regularly scheduled board of directors meeting each calendar year, starting in 1998, if Schlotterbeck is then a member of the board of directors of the Company, pursuant to the terms of the Plan, and so long as there are shares available in the Plan available for grant.

     Section 5. INDEPENDENT CONTRACTOR. Schlotterbeck as an outside director is an independent contractor to the Company. Schlotterbeck shall be responsible for any income, employment, franchise and other taxes paid on outside directors' remuneration paid by the Company. Schlotterbeck shall not be entitled to any Company fringe benefits, including but not limited to employer payroll taxes, insurance, paid time off or pension plans.

     Section 6. SECRECY. Schlotterbeck acknowledges that as a Board member to the Company he will obtain and be exposed to confidential and proprietary material, knowledge, contacts and know-how of the Company's which could be used to the substantial advantage of a competitor of the Company and to Company's substantial detriment. As a Board member Schlotterbeck agrees to keep confidential and not use any Company proprietary material, knowledge, contacts and know-how for others or for his own business purposes.

     In addition, Schlotterbeck hereby ratifies and confirms all of the terms, provisions, and obligations set forth in that certain Proprietary Information and Inventions Agreement entered into by Schlotterbeck and the Company, dated August 23, 1995.

     Section 7. SEVERABILITY AND GOVERNING LAW. Schlotterbeck acknowledges and agrees that the covenants set forth in Section 6 are reasonable. If any of such covenants or such other provisions of this Agreement are found to invalid or unenforceable by a final determination of a court of competent jurisdiction the remaining terms and provisions hereof shall be unimpaired and the invalid or unenforceable term shall be replaced with a valid and enforceable provision that expresses the intent of the parties. This agreement shall be governed by and construed in accordance with the laws of the State of California.

     Section 8. TERMINATION. Nothing in this Agreement prevents Schlotterbeck from resigning from the board of directors of the Company at any time upon written notice.


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     Section 9. NOTICES. Notice, by hand delivery or mailed by overnight courier or by registered or certified mail, postage prepaid shall be:

     (i) if to Schlotterbeck, at 57 Poppy Hill Rd., Laguna Niguel, CA 92677
     (ii) if to the Company, at 15222 Del Amo Avenue, Tustin, CA 92780, Attn.:
     Donald W. Judson.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                  /s/ David L.Schlotterbeck
                  ------------------------------------
                  David L. Schlotterbeck



                  VITALCOM INC.



                  /s/ Donald W. Judson
                  ------------------------------------
                  Donald W. Judson
                  Its President & CEO, Chairman of the
                  Board of Directors



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